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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-71266, 333-84616, 333-125992, 333-133559 and 333-137021) and on Form S-3 (File Nos. 333-67770, 333-86478, 333-101829 and 333-113620), of Kraft Foods Inc., of our reports dated February 5, 2007 relating to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting and financial statement schedule, which appear in this Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
Chicago, Illinois March 1, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM